Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 9, 2001 on the consolidated financial statements and schedule of NCT Group, Inc. and Subsidiaries as of December 31, 2000 and for the year then ended which appear in such Registration Statement. We also consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel" included in the Prospectus.


/s/ GOLDSTEIN GOLUB KESSLER LLP
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    Goldstein Golub Kessler LLP

New York, New York
August 28, 2001